Exhibit 99.1



                   GLOBAL NOTES AND STATEMENT OF LIMITATIONS,
                     METHODOLOGY, AND DISCLAIMER REGARDING
                       DEBTORS' SCHEDULES AND STATEMENTS

         The Schedules of Assets and Liabilities and Statements of Financial Affairs (the "Schedules" and "Statements") filed by Friedman's Inc. ("Friedman's"), FI Stores Limited Partnership; Friedman's Florida Partnership; FCJV Holding Corp.; Friedman's Beneficiary, Inc.; Friedman's Holding Corp.; Friedman's Investments LLC and Friedman's Management Corp. (collectively, the "Affiliate Debtors" and together with Friedman's, the "Debtors"), in the United States Bankruptcy Court for the Southern District of Georgia, Savannah Division (the "Bankruptcy Court"), were prepared pursuant to 11 U.S.C. ss. 521 and Federal Rule of Bankruptcy Procedure 1007 by management of the Debtors and are unaudited. The Schedules and Statements remain subject to further review and verification by each of the Debtors. Subsequent information may result in material changes in financial and other data contained in each of their Schedules and Statements. The Debtors reserve their right to amend each of their Schedules and Statements from time to time as may be necessary or appropriate. These Global Notes and Statement of Limitations, Methodology, and Disclaimer Regarding Debtors' Schedules and Statements (the "Global Notes") are incorporated by reference in, and comprise an integral part of each of the Schedules and Statements, and should be referred to and reviewed in connection with any review of the Schedules and Statements.

         As described in the Company's public statements in response to the request submitted to the United States Trustee for the appointment of a statutory equity committee, holders of the Company's common stock (both Series A and Series B common stock) and other equity interests (such as options and warrants) should assume that they could receive little or no value as part of a plan of reorganization. The various risk factors disclosed by the Debtors from time to time in the press releases and filings on Form 8-K (or other forms) with the Securities and Exchange Commission as well as the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. While only one of the Debtors' Schedules show scheduled assets exceeding scheduled liabilities, it should be noted that the Schedules do not fully reflect the value of the Debtors' assets and liabilities. The scheduled assets include an intercompany receivable of approximately $37 million from a non-debtor subsidiary and do not reflect the increase in bad debt loss of approximately $5.5 million and the loss on the disposal of inventory and fixtures totaling approximately $18.7 million that resulted from the Debtors' store closings. The scheduled liabilities do not include liabilities paid under authority obtained from the Bankruptcy Court


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pursuant to first day orders totaling approximately $27 million, estimated lease rejection claims of approximately $7 million and values assigned to numerous contingent and unliquidated claims, including significant unliquidated litigation claims. The net effect of these and other possible adjustments would cause liabilities to exceed assets. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company's common stock receiving no distribution on account of their interest and cancellation of their interests. In addition, under certain conditions specified in chapter 11 of title 11 of the United States Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company's common stock or any claims relating to pre-petition liabilities and/or other interests in the Company such as warrants convertible into equity interests.

         1. Description of the Cases and "As Of" Information Date. On January 14, 2005, the Debtors each filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code") and orders for relief were entered by the Bankruptcy Court. The cases have been consolidated for the purpose of joint administration under case number 05-40129. The Debtors are currently operating their businesses as debtors-in-possession pursuant to the Bankruptcy Code. Except as noted in the Schedules and Statements and elsewhere in these Global Notes, all asset and liability data contained in the Schedules and Statements are stated in United States currency as of January 14, 2005. In some instances, the Debtors have used estimates or pro-rated amounts where actual data as of January 14, 2005 was not available. The Debtors have made reasonable efforts to allocate liabilities between the prepetition and postpetition periods based on the information and research that was conducted in connection with the preparation of the Schedules and Statements. As additional information becomes available and further research is conducted, the Debtors may modify the allocation of liabilities between prepetition and postpetition periods.

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         2. Basis of Presentation.

            (a) Book Value. Each asset and liability of each Debtor is shown on the basis of the net book value of the asset or liability in accordance with the Debtors' accounting and/or tax books and records as of January 14, 2005. Unless otherwise noted, the Schedules reflect the carrying value of the liabilities as listed in the Debtors' books and records, and are not based upon any estimate of their current market values, which may not correspond to book value.

            (b) Financial Statements. For financial reporting purposes, prior to the Form 10-Q filed August 11, 2003 for the period ending June 28, 2003, Friedman's prepared consolidated financial statements that were filed with the Securities and Exchange Commission (the "SEC"). Subsequent to August 11, 2003, Friedman's has not prepared or filed any audited financial statements with the SEC. Unlike the audited consolidated financial statements filed prior to August 11, 2003, the Schedules and Statements reflect the assets and liabilities of each Debtor as assigned to each Debtor on the basis of the Debtors' non-audited book and tax records. Friedman's does not, other than annually for tax purposes, prepare detailed financial statements for its subsidiaries, and the Debtors do not maintain full, separate, stand-alone accounting records in their general ledger for their subsidiaries. As described elsewhere in these Global Notes, certain assets and liabilities have been allocated and/or assigned to particular Debtors for purposes of these Schedules and Statements. These Schedules and Statements do not purport to represent financial statements prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), nor are they intended to reconcile to the financial statements filed or to be filed by Friedman's with the SEC.

            Friedman's Inc. is a publicly held corporation. Its common shares formerly traded on the New York Stock Exchange under the "FRM" symbol, but were de-listed effective May 11, 2004. On or about May 11, 2004, the common shares began trading on the "Pink Sheets" quotation service under the symbol "FRDM." Friedman's has not filed any quarterly or annual reports with the SEC since August 11, 2003, when it filed its last Form 10-Q for the quarter ended June 28, 2003. Accordingly, Friedman's has not filed its Form 10-K reports for the fiscal years ending September 30, 2003 and September 30, 2004. On November 17, 2003, Friedman's announced that it had determined that its financial statements for the fiscal years ending September 30, 2000 through September 30, 2002 and the first three quarters of fiscal 2003 were to be restated and should not be relied upon. Friedman's auditors, Ernst & Young, LLP ("E&Y), simultaneously informed Friedman's that it was withdrawing its audit opinions on the previously filed annual


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financial statements. Subsequently, Friedman's commenced a thorough review of its accounting records on a quarterly basis to identify the sources and quantify the amount of required adjustments to its financial records. On January 24, 2005, following Friedman's filing for chapter 11 protection, E&Y informed Friedman's that it would discontinue its relationship with Friedman's. In addition, E&Y informed Friedman's that it would not serve as Friedman's independent public accounting firm, complete the restatement of prior financial statements or complete the audit of fiscal 2003 and fiscal 2004.

         3. Summary of Significant Reporting Policies. The Debtors use a consolidated cash management system through which the Debtors pay substantially all liabilities and expenses. Accordingly, certain liabilities are reflected on Friedman's Schedules and Statements that may be allocable to certain of its subsidiaries and affiliates most notably, trade payables. Moreover, the Schedules and Statements for Affiliate Debtors may not reflect all receipts or payments made by Friedman's on behalf of other Debtors. As stated above, Friedman's has allocated certain assets and liabilities among the Debtors based upon non-audited book and tax reporting conventions and other information of the Debtors, along with other research that was conducted in connection with the preparation of the Schedules and Statements. In addition, the following conventions were adopted by the Debtors in the preparation of the Schedules and
Statements:

            (a) Debtors. The Debtors do not maintain separate, stand-alone accounting records in their general ledger. The Schedules and Statements are based primarily on the Debtors' non-audited book and tax records.

                      (i) Separate Schedules and Statements have been prepared for the following eight Debtors: Friedman's (Case No. 05-40129 (LWD)); FI Stores Limited Partnership (Case No. 05-40130
         (LWD)); Friedman's Florida Partnership (Case No. 05-40131
         (LWD)); FCJV Holding Corp. (Case No. 05-40132 (LWD));
         Friedman's Beneficiary, Inc. (Case No. 05-40133 (LWD));
         Friedman's Holding Corp. (Case No. 05-4013 (LWD)); Friedman's Investments LLC (Case No. 05-40135 (LWD)) and Friedman's Management Corp. (Case No. 05-40136 (LWD)).

                      (ii) Intercompany balances and interests in subsidiaries and partnerships have been set forth in the Schedules and Statements to the best of the Debtors' knowledge, information, and belief.
         In some cases, assets and liabilities have been allocated to


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         particular Debtors. Similarly, some obligations under lease agreements and mortgages have been allocated to certain Debtors. Assets and operations associated with stores located in Florida, Georgia and Texas are assigned to specific subsidiary debtors based upon the tax reporting information maintained by the Debtors. Additionally, these amounts are calculated annually by the Debtors for tax purposes and are reported on the Schedules and Statements as of October 1, 2004. Notwithstanding the foregoing, the following assets and liabilities have been reported separately by legal entity based on those books and records of the Debtors evidencing particular ownership interests and/or obligations on particular liabilities, and are not based on allocations: owned real property, owned intellectual property, certain personal property (including inventory, fixtures, furniture, and point of sale registers), obligations on unexpired leases of nonresidential real property, obligations on executory contracts, and obligations on bank debt and other indebtedness.

                              (iii) As of January 14, 2005 and except with respect to liability incurred as part of the Second Amended and Restated Credit Agreement dated September 7, 2004, and related documents and the Secured Trade Credit Program Letter Agreements1, both of which are secured by substantially all assets of the Debtors, FCVJ Holding Corp., Friedman's Beneficiary, Inc., Friedman's Holding Corporation and Friedman's Investments LLC have no material assets or liabilities, other than intercompany balances.

            (b) Book Value. Each asset and liability of each Debtor is shown on the basis of the net book value of the asset or liability in accordance with the Debtors' accounting and/or tax books and records as of January 14, 2005. Unless otherwise noted, the Schedules reflect the carrying value of the liabilities as listed in the Debtors' books and records, and are not based upon any estimate of their current market values, which may not correspond to book value.

            (c) Accounts receivable and payable. Intercompany balances are not maintained on a subsidiary by subsidiary basis in Friedman's general ledger. Third-party accounts receivable arise at and are shown, to the best of the Debtors' knowledge, on the Schedules and Statements for Friedman's, FI Stores

_____________________

(1) The Debtors are parties to Secured Trade Credit Program Letter Agreements with certain trade vendors of the Debtors disclosed in Schedule D, each such participating trade vendor having signed its respective letter agreement during the fall of 2004.


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Limited Partnership and Friedman's Florida Partnership and are stated at the net realizable value, and third-party accounts payable arise at and are shown only on Friedman's Schedules and Statements.

            (d) Inventories. Inventories are valued at the lower of cost or estimated fair market value. In the ordinary course of business, the Debtors are in possession of consignment inventory. Consignment inventory is not carried on the books of the Debtors as an asset, nor is it shown on the Schedules as owned property, and cash proceeds of consignment sales are not segregated by the Debtors in the ordinary course of business. However, it is reflected in the Schedules and Statements as property of others held by the Debtors. As part of the first day orders, the Debtors were authorized but not directed, to pay certain consignment vendors, in the ordinary course of business for any consigned goods, received prepetition, but sold postpetition upon customary payment terms.

            (e) Property and equipment-owned. Owned property and equipment are stated at net book value. Depreciation and amortization are calculated based on depreciable periods ranging from 4 to 35 years, utilizing the straight-line method.

            (f) Property and equipment-leased. In the ordinary course of their businesses, the Debtors lease real property and various articles of personal property, including furniture, fixtures and equipment, from certain third-party lessors. The Debtors have endeavored to set forth all such leases in the Schedules and Statements. The property subject to leases is listed on Schedule
G. However, nothing in the Schedules or Statements is or shall be construed as an admission or determination as to the legal status of any lease (including whether it is a true lease or a financing arrangement) and the Debtors reserve all rights with respect to all such issues.

            (g) Application of Vendor Credits. In the ordinary course of their businesses, the Debtors apply credits against amounts otherwise due to vendors. These credits arise because, among other matters, goods ordered and paid for may not be delivered, goods delivered are damaged or destroyed, goods may be returned to balance stocks, vendors provide special allowances for purchasing promotional goods, vendors provide volume rebates and cash discounts, and vendors defray qualified advertising expenditures. Certain of these credits are subject to change. Vendor claims are listed at the amounts entered on the Debtors' books and records, and reflect credits or allowances due from such creditors to the Debtors. The Debtors reserve all of their rights respecting such credits and allowances.

            (h) Insurance Policies. Friedman's maintains certain insurance policies essential to continued operations. The terms of these policies are


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characteristic of insurance policies typically maintained by corporate entities that are similar in size and nature to the company. Friedman's insurance policies generally are structured to provide coverage for many of its direct and indirect subsidiaries and affiliates, including the Debtors. Friedman's maintains various policies of insurance, including, but not limited to, property, casualty, motor vehicle, workers' compensation, general liability, employer's practices liabilities policy and director and officer liability policies.

            (i) Causes of Action. Except as otherwise indicated, including but not limited to the claims filed against Crescent Jewelers in Bankruptcy Case No. 04-44416, United Stated Bankruptcy Court for the Northern District of California, Oakland Division, the Debtors have not set forth causes of action against third parties as assets in their Schedules and Statements. The Debtors reserve all of their rights with respect to any causes of action they may have and neither these Global Notes nor the Schedules and Statements shall be deemed a waiver of any such causes of action.

            (j) Schedule D. Except as otherwise agreed pursuant to a stipulation or agreed order or general order entered by the Bankruptcy Court, the Debtors reserve their rights to dispute or challenge the validity, perfection or immunity from avoidance of any lien purported to be granted or perfected in any specific asset to a secured creditor listed on Schedule D of any Debtor. Moreover, although the Debtors may have scheduled claims of various creditors as secured claims, the Debtors reserve all rights to dispute or challenge the secured nature of any such creditor's claim or the characterization of the structure of any such transaction or any document or instrument (including without limitation, any intercompany agreement) related to such creditor's claim. In certain instances, a Debtor may be a co-obligor or guarantor with respect to scheduled claims of other Debtors, and no claim set forth on Schedule D of any Debtor is intended to acknowledge claims of creditors that are otherwise satisfied or discharged by other entities. The descriptions provided in Schedule D are intended only to be a summary. Reference to the applicable loan agreements and related documents is necessary for a complete description of the collateral and the nature, extent and priority of any liens. Nothing in the Global Notes or the Schedules and Statements shall be deemed a modification or interpretation of the terms of such agreements.

            (k) Schedule G. The businesses of the Debtors are complex. While every effort has been made to ensure the accuracy of the Schedule of Executory Contracts, inadvertent errors or omissions may have occurred. The Debtors hereby reserve all of their rights to dispute the validity, status, or enforceability of any contracts, agreements or leases set forth in Schedule G and to amend or supplement such Schedule as necessary. The contracts, agreements and leases listed on Schedule G may have expired or may have been modified, amended, or supplemented


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from time to time by various amendments, restatements, waivers, estoppel certificates, letter and other documents, instruments and agreements which may not be listed therein. Certain of the real property leases listed on Schedule G may contain renewal options, guarantees of payments, options to purchase, rights of first refusal, rights to lease additional space and other miscellaneous rights. Such rights, powers, duties and obligations are not set forth on Schedule G. Certain of the executory agreements may not have been memorialized and could be subject to dispute. Schedule G does not include stand-alone purchase orders. Additionally, the Debtors may be parties to various other agreements concerning real property, such as easements, rights of way, subordination, non-disturbance, supplemental agreements, amendments/letter agreements, title documents, consents, site plans, maps and other miscellaneous agreements. Such agreements, if any, are not set forth in Schedule G. Certain of the agreements listed on Schedule G may be in the nature of conditional sales agreements or secured financings. The presence of a contract or agreement on Schedule G does not constitute an admission that such contract or agreement is an executory contract or unexpired lease. The Debtors reserve all of their rights, claims and causes of action with respect to the contracts and agreements listed on these Schedules, including the right to dispute or challenge the characterization or the structure of any transaction, document, or instrument.

         4. Interests in Subsidiaries. Friedman's owns directly or indirectly the seven subsidiaries that are Debtors. Friedman's also owns, directly or indirectly, at least a controlling interest in the following non-debtor subsidiaries: Cougar Reinsurance Company, Ltd. and FCJV, L.P. Interests in subsidiaries and affiliates arise from stock ownership or from interests in partnerships. Each Debtors' "Schedule B - Personal Property" schedules its ownership interest, if any, in subsidiaries and partnerships. For purposes of these Schedules and Statements, the Debtors have listed the value of an investment as unknown because the fair market value of such stock or interests is dependent upon numerous variables and factors and may differ significantly from the net book value. Intercompany balances are not maintained on a subsidiary by subsidiary basis in Friedman's general ledger, but have been set forth in the Schedules and Statements to the best of the Debtors' knowledge.

         5. Claims. Certain of the Debtors' Schedules list creditors and set forth the Debtors' estimate of the claims of creditors as of January 14, 2005 after giving affect to authority received from the Bankruptcy Court pursuant to a first day order. The Bankruptcy Court has authorized the Debtors, among other matters, to continue certain customer practices and to pay certain customer service providers; to pay prepetition wages, salaries and employee benefits; to pay prepetition sales and use taxes; to pay certain prepetition shipping charges; to pay prepetition claims of consignment vendors; and to pay contractors in satisfaction of liens. Accordingly, the actual amounts of claims of creditors as unpaid as of January 14, 2005, may be higher than as listed in the Schedules and Statements.


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         6. Employee Claims.(2) The Bankruptcy Court entered a first day order granting authority to, but not requiring, the Debtors to pay all prepetition employee obligations including wages, salaries, commissions, overtime pay, holiday pay, and other additional regular compensation, accrued vacation pay, sick time, all bonuses, reimburseable business expenses, all board fees and expenses, all workers' compensation insurance and benefits, comprehensive health and dental care premiums and benefits, vision plan premiums, all life, disability, and accident insurance plan benefits, all savings and retirement benefit payments, jury-duty leave, bereavement leave and relocation and commuting expenses, as well as other employee benefits. The Debtors employed approximately 4,500 employees as of the commencement of these Chapter 11 cases. Accordingly, employee claims by and against the Debtors for prepetition amounts that have not been paid as of the time that the Schedules and Statements were prepared by the Debtors, if any, have not been included in the Schedules and Statement and only employee claims for items not paid by the Debtors pursuant to authority obtained by the Bankruptcy Court have been included in the Schedules and Statements.

         7. Customer Satisfaction Programs. The Bankruptcy Court entered a first day order granting authority to the Debtors to continue to honor prepetition customer satisfaction programs, including warranties, layaway agreements, deposits, overpayments, returns, refunds, exchanges, adjustments, creditor and other similar programs. Accordingly, claims relating to the Debtors' obligations under certain customer satisfaction programs by and against the Debtors for prepetition amounts that have not been paid as of the time that the Schedules and Statements were prepared by the Debtors, if any, have not been included in the Schedules and Statement and only customer claims for items not paid by the Debtors pursuant to authority obtained by the Bankruptcy Court have been included in the Schedules and Statements.

         8. Sales, Use, Trust Fund and Other Taxes and Related Obligations. The Bankruptcy Court entered a first day order granting authority to the Debtors to pay prepetition sales, use and other similar "trust fund" taxes or similar

________________

(2) The Schedules do not include other post-employment benefit obligations. In addition, the Schedules do not include certain refund payments owed to retired employees related to the 420 Transfers as described in the Motion for Order Under 11 U.S.C. ss.ss. 363 and 507, (i) Authorizing The Debtors to Pay Prepetition Wages, Salaries and Employee Benefits; (ii) Authorizing The Debtors to Continue Employee Benefit Programs in the Ordinary Course; and (iii) Authorizing All Banks to Honor Prepetition Checks for Payment of Employee Obligations (Docket No. 19).


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"trust fund" obligations to taxing or appropriate authorities in the ordinary course of the Debtors' businesses. Accordingly, claims relating to these prepetition tax obligations for amounts that have not been paid as of the time that the Schedules and Statements were prepared by the Debtors, if any, have not been included in the Schedules and Statement and only those tax claims for items not paid by the Debtors pursuant to authority obtained by the Bankruptcy Court have been included in the Schedules and Statements.

         9. Disputed, Contingent and/or Unliquidated Claims. Schedules D, E and F permit each of the Debtors to designate a claim as disputed, contingent and/or unliquidated. A failure to designate a claim on any of these Schedules as disputed, contingent and/or unliquidated does not constitute an admission that such claim is not subject to objection. The Debtors reserve the right to dispute, or assert offsets or defenses to, any claim reflected on these Schedules as to amount, liability or status.

         10. Net Operating Losses. The Debtors have accrued and report substantial net operating losses on their books and records, which potentially comprise significant future value to the Debtors estates, subject to any possible limitations on the availability of such net operating losses under section 382 of the Internal Revenue Code of 1986. However, given the difficulties in determining a value for this category of asset, net operating losses have not been included as part of the Debtors' Schedules and Statements.


Dated:   April 14, 2005
         Savannah, Georgia

LIST OF DEBTORS:

Friedman's Inc.
FI Stores Limited Partnership
Friedman's Florida Partnership
FCJV Holding Corp.
Friedman's Beneficiary, Inc.
Friedman's Holding Corp.
Friedman's Investments LLC
Friedman's Management Corp.


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